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                                                                   Exhibit 23(a)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement pertaining to The Lamson & Sessions Co. Nonemployee Directors Stock Option Plan (as amended and restated as of April 23, 1999) of The Lamson & Sessions Co. of our report dated January 28, 1999, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co. included in its Annual Report on Form 10-K for the year ended January 2, 1999, filed with the Securities and Exchange Commission.

                                                        ERNST & YOUNG LLP


Cleveland, Ohio
December 21, 1999